UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009 (November 24, 2009)

Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

11711 West 79th Street, Lenexa, KS	66214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2009, Mediware Information Systems, Inc., a New York corporation (the “Company”), and Advantage Reimbursement, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Advantage LLC”), entered into an asset purchase agreement (the “HAI Purchase Agreement”) with Healthcare Automation, Inc., a Rhode Island corporation (“HAI”), and David A. Belhumeur (“Belhumeur”) and Kenneth J. Pereira (“Pereira”), the sole shareholders of HAI, pursuant to which the Company will acquire substantially all of the business and assets and assume certain liabilities of HAI, subject to certain closing conditions.  Also on November 24, 2009, Advantage LLC entered into an asset purchase agreement (the “ARI Purchase Agreement” and, together with the HAI Purchase Agreement, the “Purchase Agreements”) with Advantage Reimbursement, Inc., a Massachusetts corporation (“ARI”), and Belhumeur and Pereira, the sole shareholders of ARI, pursuant to which Advantage LLC will acquire substantially all of the business and assets and assume certain liabilities of HAI, subject to certain closing conditions.

The purchase price for the assets of HAI will consist of (i) an initial purchase price of $3,500,000 (subject to a working capital adjustment and to a holdback to the extent that certain contracts (the “Unassigned Contracts”) are not assigned prior to closing) payable in cash at the closing, and (ii) cash payments of up to $954,000 in the aggregate if certain revenue milestones are achieved by the purchased business in the 12 months following the closing of the HAI Purchase Agreement.  The amount of the initial purchase price held back in connection with each Unassigned Contract will be paid to ARI within five business days following the valid assignment of such Unassigned Contract to the Company or Advantage LLC, as applicable.

The purchase price for the assets of ARI will consist of (i) an initial purchase price of $2,000,000 (subject to a working capital adjustment and to a holdback for Unassigned Contracts) payable in cash at the closing, and (ii) cash payments of up to $546,000 in the aggregate if certain revenue milestones are achieved by the purchased business in the 12 months following the closing of the ARI Purchase Agreement.  The amount of the initial purchase price held back in connection with each Unassigned Contract will be paid to ARI within five business days following the valid assignment of such Unassigned Contract to the Company or Advantage LLC, as applicable.

The Company and Advantage LLC, on one hand, and HAI, ARI, Pereira and Belhumeur (collectively, the “Seller Parties”), on the other hand, have made customary representations and warranties in the Purchase Agreements.  Among others, the Seller Parties make representations and warranties related to various intellectual property matters and title to assets.  Each of the parties also makes various covenants in the Purchase Agreements.  The covenants include, among others, certain covenants regarding maintenance prior to closing of the assets to be purchased, preservation of the accuracy of the representations and warranties made in the Purchase Agreements, and obtaining necessary third party consents.  The Company has also agreed to offer employment to certain of the employees of HAI, including Pereira.  In addition, the Seller Parties have each agreed to restrictions on competing against the acquired businesses for two years following the closing date.

The Company, Advantage LLC and the Seller Parties expect to enter into an Indemnification Agreement, as of the closing date (the “Indemnification Agreement”), pursuant to which the Company and Advantage LLC, on the one hand, and the Seller Parties, on the other hand, have agreed to indemnify each other for breaches of the various representations, warranties and covenants, or for claims associated with the transactions contemplated by the Purchase Agreements.

The obligations of the Company, Advantage LLC and the Seller Parties to consummate the transactions contemplated by the Purchase Agreements are subject to the satisfaction or waiver of certain conditions, including the receipt of necessary consents relating to the assignment of contracts.  In addition, the obligations of the parties to consummate the transactions contemplated by each Purchase Agreement are conditioned upon the satisfaction or waiver of the closing conditions set forth in the other Purchase Agreement.  Each Purchase Agreement may be terminated by either party if the closing of the acquisition contemplated therein has not occurred on or before December 31, 2009, or in the event of a material uncured breach of any of the agreements, representations or warranties set forth in that Purchase Agreement.

The representations and warranties made by the parties in the Purchase Agreements are made as of specific dates and are qualified and limited, including by information contained in the confidential disclosure schedules that were provided in connection with the execution of the Purchase Agreements.  Moreover, certain representations and warranties in the Purchase Agreements were used for the purpose of allocating risk between the parties rather than establishing matters as facts.  The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders. Therefore, investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective affiliates.

The foregoing description of the Purchase Agreements and the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the HAI Purchase Agreement filed as Exhibit 10.1 hereto, the ARI Purchase Agreement filed as Exhibit 10.2 hereto and the Indemnification Agreement filed as Exhibit 10.3 hereto, each of which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

By press release dated November 24, 2009, Mediware Information Systems, Inc. (the "Company") announced it has signed an agreement to acquire the business of Advantage Reimbursement, Inc. and Healthcare Automation, Inc. A copy of the press release announcing the acquisition is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1	Asset Purchase Agreement, dated November 24, 2009, by and among Mediware Information Systems, Inc., Advantage Reimbursement, LLC, Healthcare Automation, Inc., David A. Belhumeur and Kenneth J. Pereira

Exhibit 10.2	Asset Purchase Agreement, dated November 24, 2009, by and among Advantage Reimbursement, LLC, Advantage Reimbursement, Inc., David A. Belhumeur and Kenneth J. Pereira

Exhibit 10.3	Form of Indemnification Agreement, to be executed at closing, by and among Advantage Reimbursement, LLC, Advantage Reimbursement, Inc., David A. Belhumeur and Kenneth J. Pereira

Exhibit 99.1	Press Release of Mediware Information Systems, Inc., dated November 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC.

Date: November 24, 2009	By:	/s/T. Kelly Mann
T. Kelly Mann
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated November 24, 2009, by and among Mediware Information Systems, Inc., Advantage Reimbursement, LLC, Healthcare Automation, Inc., David A. Belhumeur and Kenneth J. Pereira

10.2	Asset Purchase Agreement, dated November 24, 2009, by and among Advantage Reimbursement, LLC, Advantage Reimbursement, Inc., David A. Belhumeur and Kenneth J. Pereira

10.3	Form of Indemnification Agreement, to be executed at closing, by and among Advantage Reimbursement, LLC, Advantage Reimbursement, Inc., David A. Belhumeur and Kenneth J. Pereira

99.1	Press Release of Mediware Information Systems, Inc., dated November 24, 2009.